www.valaris.com	Press Release

Valaris Reports Third Quarter 2023 Results

Hamilton, Bermuda, November 6, 2023… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported third quarter 2023 results.

President and Chief Executive Officer Anton Dibowitz said, “We are pleased that VALARIS DS-17 commenced its contract offshore Brazil during the quarter and expect that it will contribute meaningful earnings and cash flow going forward. While our floater revenue efficiency for the quarter was below our expectations, our year to date fleetwide revenue efficiency remains strong at 97%, and we remain committed to delivering safe and efficient operations.”

Dibowitz added, “During the third quarter, we were awarded new contracts and extensions with associated contract backlog of approximately $465 million. Our long-term contract for VALARIS DS-7 was the seventh contract awarded to our previously stacked floaters since mid-2021. Following this reactivation we will have 10 drillships working and will remain disciplined in exercising our operational leverage with only one stacked drillship and two newbuild drillship options remaining.”

Dibowitz concluded, “The outlook for Valaris is positive, with increasing demand and constrained supply tightening the market. We are confident in the strength and duration of this upcycle, and we expect to deliver meaningfully improved earnings in both 2024 and 2025 due to the impact of recent and ongoing drillship reactivations at attractive day rates, as well as the repricing of rigs from legacy day rate contracts to higher markets rates.”

Financial and Operational Highlights

•Net income of $17 million, Adjusted EBITDA of $40 million and Adjusted EBITDAR of $91 million;
•Delivered revenue efficiency of 94% during the quarter and 97% year to date;
•Recognized by the Center for Offshore Safety with its 2023 Safety Leadership Award for the Valaris Basic Training program;
•Awarded new contracts and extensions with associated contract backlog of approximately $465 million during the third quarter;
•Additional new contracts and extensions awarded following quarter end, with associated contract backlog of approximately $335 million;
•Executed $400 million add-on to Senior Secured Second Lien Notes to finance expected exercise of purchase options for newbuild drillships VALARIS DS-13 and DS-14;
•Repurchased $85 million of shares during the third quarter and $171 million to date;
•Remain on track to deliver on our 2023 share repurchase target of $200 million;
•ARO Drilling secured attractive financing for newbuild jackups Kingdom 1 and 2.

Third Quarter Review

Net income was $17 million compared to net loss of $27 million in the second quarter 2023. Adjusted EBITDA increased to $40 million from $15 million in the second quarter primarily due to two jackups and one floater commencing contracts during the quarter after not working in the second quarter, as well as an increase in average daily revenue for both the floater and jackup fleets. These items were partially offset by higher reactivation expense and an increase in unplanned downtime related to several floaters. Adjusted EBITDAR increased to $91 million from $59 million in the second quarter.

Revenues increased to $455 million from $415 million in the second quarter 2023. Excluding reimbursable items, revenues increased to $427 million from $388 million in the second quarter. The increase was primarily due to two jackups and one floater commencing contracts during the quarter after not working in the second quarter, as well as an increase in average daily revenue for both the floater and jackup fleets. These items were partially offset by an increase in unplanned downtime related to several floaters.

Contract drilling expense increased to $391 million from $374 million in the second quarter 2023. Excluding reimbursable items, contract drilling expense increased to $369 million from $348 million in the second quarter. The increase was primarily due to higher reactivation expense and higher operating costs resulting from the contract startups mentioned above.

Depreciation expense increased to $26 million from $25 million in the second quarter 2023. General and administrative expense decreased to $24 million from $26 million in the second quarter 2023.

Other income increased to $11 million from $7 million in the second quarter 2023. This was primarily due to foreign currency exchange gains during the quarter compared to losses in the second quarter.

Tax expense decreased to $11 million from $25 million in the second quarter 2023. The third quarter tax provision included $2 million of discrete tax benefit, which was primarily attributable to the resolution of prior period tax matters, partially offset by changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. The second quarter tax provision included $6 million of discrete tax expense, which was primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. Adjusted for discrete items, tax expense decreased to $13 million from $18 million in the second quarter primarily due to a reduction in deferred tax asset valuation allowances.

Cash and cash equivalents and restricted cash increased to $1.1 billion as of September 30, 2023, from $805 million as of June 30, 2023. The increase was primarily due to the issuance of $400 million of additional 8.375% Senior Secured Second Lien Notes due 2030, partially offset by capital expenditures and share repurchases. The net proceeds from this issuance are intended to fund the purchase of drillships VALARIS DS-13 and DS-14, and for general corporate purposes.

Capital expenditures increased to $106 million from $71 million in the second quarter 2023 primarily due to an increase in reactivation and customer-specific capital expenditures associated with VALARIS DS-17, DS-8 and DS-7.

Third Quarter Segment Review

Floaters

Floater revenues increased to $243 million from $227 million in the second quarter 2023. Excluding reimbursable items, revenues increased to $232 million from $216 million in the second quarter. The increase was primarily due to VALARIS DS-17 commencing its contract with Equinor offshore Brazil in early September, following its reactivation, as well as an increase in average daily revenue for the rest of the floater fleet during the third quarter. These benefits were partially offset by fewer operating days for several floaters primarily due to unplanned downtime events.

Contract drilling expense increased to $215 million from $196 million in the second quarter 2023. Excluding reimbursable items, contract drilling expense increased to $206 million from $185 million in the second quarter. The increase was primarily due to higher reactivation expense associated with VALARIS DS-7 following a contract award in July for which the rig is being reactivated and VALARIS DS-17 commencing a contract in early September.

Jackups

Jackup revenues increased to $166 million from $145 million in the second quarter 2023. Excluding reimbursable items, revenues increased to $155 million from $135 million in the second quarter primarily due to more operating days and an increase in average daily revenue. Revenues from the jackup fleet benefited from contract startups for VALARIS 121 and 249, as well as several rigs commencing new contracts at higher day rates.

Contract drilling expense decreased to $122 million from $124 million in the second quarter 2023. Excluding reimbursable items, contract drilling expense of $114 million was in line with the second quarter. Lower repair and maintenance costs across the fleet and lower costs resulting from the sale of VALARIS 54 were offset by higher operating costs for VALARIS 249, which commenced a contract offshore Trinidad during the quarter after mobilizing from New Zealand during the second quarter.

ARO Drilling

Revenues increased to $122 million from $118 million in the second quarter 2023 primarily due to more operating days resulting from less out of service time for planned maintenance during the third quarter. Contract drilling expense decreased to $92 million from $95 million in the second quarter primarily due to lower repair costs associated with the previously mentioned planned maintenance.

Other

Revenues increased to $46 million from $43 million in the second quarter 2023 and contract drilling expense increased to $19 million from $18 million in the second quarter.

		Third Quarter
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1)(2)		Consolidated Total
(in millions of $, except %)	Q3 2023	Q2 2023	Chg	Q3 2023	Q2 2023	Chg	Q3 2023	Q2 2023	Chg	Q3 2023	Q2 2023	Chg	Q3 2023	Q2 2023	Q3 2023	Q2 2023	Chg

Revenues	243.3	227.4	7%	165.9	144.6	15%	121.5	117.8	3%	45.9	43.2	6%	(121.5)	(117.8)	455.1	415.2	10%
Operating expenses
Contract drilling	215.2	196.2	(10)%	121.7	123.5	1%	92.0	95.0	3%	18.8	18.2	(3)%	(56.8)	(59.4)	390.9	373.5	(5)%
Depreciation	14.2	13.6	(4)%	10.2	9.6	(6)%	15.8	15.6	(1)%	1.3	1.2	(8)%	(15.7)	(15.5)	25.8	24.5	(5)%
General and admin.	—	—	—%	—	—	—%	5.6	5.7	2%	—	—	—%	18.6	20.7	24.2	26.4	8%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	2.4	(0.7)	2.4	(0.7)	nm
Operating income (loss)	13.9	17.6	(21)%	34.0	11.5	196%	8.1	1.5	440%	25.8	23.8	8%	(65.2)	(64.3)	16.6	(9.9)	nm

Net income (loss)	14.5	17.9	(19)%	34.4	39.1	(12)%	(1.3)	(7.3)	(82)%	25.8	23.8	8%	(56.4)	(100.8)	17.0	(27.3)	nm

Adjusted EBITDA	28.2	31.1	(9)%	44.2	21.1	109%	23.9	17.1	40%	27.2	24.9	9%	(83.5)	(78.9)	40.0	15.3	161%
Adjusted EBITDAR	79.1	75.3	5%	44.2	21.0	110%	23.9	17.1	40%	27.2	24.9	9%	(83.5)	(78.9)	90.9	59.4	53%
(1) The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.

(2) Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, these costs are included in "Reconciling Items." Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "Reconciling Items."

Third Quarter Results Versus Guidance

The Company's third quarter 2023 results were lower than prior guidance primarily due to lower than expected floater revenue efficiency and two contract commencement delays.

As previously announced, Valaris will hold its third quarter 2023 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Tuesday, November 7, 2023. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; scheduled delivery dates for rigs; performance of our joint ventures, including our joint venture with Saudi Aramco; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company ("ARO") newbuild rigs and the timing of additional ARO newbuild orders; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); cybersecurity attacks and threats; impacts and effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; future operations; any exercise of our options for delivery of the VALARIS DS-13 and VALARIS DS-14; increasing regulatory complexity; targets, progress, plans and goals related to environmental, social and governance (“ESG”) matters; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; future share repurchases; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract, downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds; and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels and forecasts or expectations regarding the global energy transition; increased scrutiny of our ESG targets, including our Scope 1 emissions intensity reduction target, initiatives and reporting and our ability to achieve such targets or initiatives; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties, including recessions, volatility affecting the banking system and financial markets, inflation and adverse changes in the level of international trade activity; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; compliance with our debt agreements and debt restrictions that may limit our liquidity and flexibility; cybersecurity risks and threats; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the Securities and Exchange Commission's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
OPERATING REVENUES	$455.1	$415.2	$430.1	$433.6	$437.2

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	390.9	373.5	377.2	353.4	336.7
Depreciation	25.8	24.5	23.3	23.8	22.6
General and administrative	24.2	26.4	24.4	23.9	19.2
Total operating expenses	440.9	424.4	424.9	401.1	378.5
EQUITY IN EARNINGS (LOSSES) OF ARO	2.4	(0.7)	3.3	8.6	2.9
OPERATING INCOME (LOSS)	16.6	(9.9)	8.5	41.1	61.6

OTHER INCOME (EXPENSE)
Interest income	26.6	24.6	23.0	15.5	27.9
Interest expense, net	(19.4)	(16.7)	(11.1)	(10.5)	(11.7)
Other, net	3.9	(0.8)	0.6	(5.2)	13.7
	11.1	7.1	12.5	(0.2)	29.9

INCOME (LOSS) BEFORE INCOME TAXES	27.7	(2.8)	21.0	40.9	91.5

PROVISION (BENEFIT) FOR INCOME TAXES	10.7	24.5	(27.6)	9.8	13.8

NET INCOME (LOSS)	17.0	(27.3)	48.6	31.1	77.7

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(4.1)	(2.1)	(1.9)	(1.9)	(3.4)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$12.9	$(29.4)	$46.7	$29.2	$74.3

EARNINGS (LOSS) PER SHARE
Basic	$0.18	$(0.39)	$0.62	$0.39	$0.99
Diluted	$0.17	$(0.39)	$0.61	$0.38	$0.98
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	73.7	74.8	75.2	75.2	75.1
Diluted	74.8	74.8	76.4	76.0	75.6

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,041.1	$787.3	$822.5	$724.1	$406.0
Restricted cash	16.2	18.0	21.5	24.4	18.2
Short-term investments	—	—	—	—	220.0
Accounts receivable, net	492.4	473.4	393.4	449.1	535.5
Other current assets	178.7	168.7	158.1	148.6	162.9
Total current assets	$1,728.4	$1,447.4	$1,395.5	$1,346.2	$1,342.6

PROPERTY AND EQUIPMENT, NET	1,159.9	1,073.7	1,015.5	977.2	953.6

LONG-TERM NOTES RECEIVABLE FROM ARO	275.2	268.0	261.0	254.0	246.9

INVESTMENT IN ARO	116.1	113.7	114.4	111.1	102.6

OTHER ASSETS	205.3	185.6	164.8	171.8	175.5

	$3,484.9	$3,088.4	$2,951.2	$2,860.3	$2,821.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$376.4	$364.2	$324.1	$256.5	$256.6
Accrued liabilities and other	346.6	294.7	267.7	247.9	262.5
Total current liabilities	$723.0	$658.9	$591.8	$504.4	$519.1

LONG-TERM DEBT	1,079.4	681.9	542.8	542.4	541.8

OTHER LIABILITIES	482.5	481.5	464.6	515.6	523.2

TOTAL LIABILITIES	2,284.9	1,822.3	1,599.2	1,562.4	1,584.1

TOTAL EQUITY	1,200.0	1,266.1	1,352.0	1,297.9	1,237.1

	$3,484.9	$3,088.4	$2,951.2	$2,860.3	$2,821.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES
Net income	$38.3	$150.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	73.6	67.4
Amortization	—	6.1
Loss on extinguishment of debt	29.2	—
Gain on asset disposals	(27.9)	(137.7)
Accretion of discount on notes receivable from ARO	(21.2)	(37.8)
Share-based compensation expense	19.5	11.5
Equity in earnings of ARO	(5.0)	(15.9)
Deferred income tax expense	2.3	7.1
Net periodic pension and retiree medical income	(0.3)	(12.1)
Loss on impairment	—	34.5
Other	5.5	1.8
Changes in contract liabilities	(3.9)	58.9
Changes in deferred costs	(29.3)	(47.7)
Changes in other operating assets and liabilities	90.0	(114.5)
Net cash provided by (used in) operating activities	$170.8	$(27.7)

INVESTING ACTIVITIES
Additions to property and equipment	$(233.1)	$(153.1)
Net proceeds from disposition of assets	29.2	146.8
Purchases of short-term investments	—	(220.0)
Repayments of note receivable from ARO	—	40.0
Net cash used in investing activities	$(203.9)	$(186.3)

FINANCING ACTIVITIES
Issuance of Second Lien Notes	$1,103.0	$—
Redemption of First Lien Notes	(571.8)	—
Payments for share repurchases	(147.4)	—
Debt issuance costs	(36.7)	—
Payments related to tax withholdings for share-based awards	(5.2)	(2.5)
Consent solicitation fees	—	(3.9)
Net cash provided by (used in) financing activities	$341.9	$(6.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$308.8	$(220.4)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	748.5	644.6
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$1,057.3	$424.2

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
OPERATING ACTIVITIES
Net income (loss)	$17.0	$(27.3)	$48.6	$31.1	$77.7
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	25.8	24.5	23.3	23.8	22.6
Amortization	—	—	—	2.0	2.1
Accretion of discount on notes receivable from ARO	(7.2)	(7.0)	(7.0)	(7.1)	(22.4)
Share-based compensation expense	6.8	7.0	5.7	5.9	4.6
Deferred income tax expense (benefit)	(4.8)	2.5	4.6	0.8	0.4
Equity in (earnings) losses of ARO	(2.4)	0.7	(3.3)	(8.6)	(2.9)
Net periodic pension and retiree medical income	(0.1)	(0.1)	(0.1)	(4.3)	(4.0)
Loss on extinguishment of debt	—	29.2	—	—	—
Gain on asset disposals	—	(27.8)	(0.1)	(3.5)	(0.1)
Other	2.8	2.2	0.5	(1.6)	0.3
Changes in contract liabilities	3.6	13.3	(20.8)	3.6	38.0
Changes in deferred costs	(22.4)	(7.4)	0.5	8.8	1.8
Changes in other operating assets and liabilities	29.1	(38.9)	99.8	103.8	(31.8)
Net cash provided by (used in) operating activities	$48.2	$(29.1)	$151.7	$154.7	$86.3

INVESTING ACTIVITIES
Additions to property and equipment	$(105.8)	$(71.0)	$(56.3)	$(53.9)	$(53.5)
Net proceeds from disposition of assets	0.1	29.0	0.1	3.5	0.3
Purchases of short-term investments	—	—	—	—	(220.0)
Maturities of short-term investments	—	—	—	220.0	—
Repayments of note receivable from ARO	—	—	—	—	40.0
Net cash provided by (used in) investing activities	$(105.7)	$(42.0)	$(56.2)	$169.6	$(233.2)

FINANCING ACTIVITIES
Issuance of Second Lien Notes	$403.0	$700.0	$—	$—	$—
Payments for share repurchases	(83.0)	(64.4)	—	—	—
Debt issuance costs	(5.7)	(31.0)	—	—	—
Payments for tax withholdings for share-based awards	(4.8)	(0.4)	—	—	(2.3)
Redemption of First Lien Notes	—	(571.8)	—	—	—
Consent solicitation fees	—	—	—	—	(3.9)
Net cash provided by (used in) financing activities	$309.5	$32.4	$—	$—	$(6.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$252.0	$(38.7)	$95.5	$324.3	$(153.1)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	805.3	844.0	748.5	424.2	577.3
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$1,057.3	$805.3	$844.0	$748.5	$424.2

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
REVENUES
Floaters
Drillships	$168.2	$147.2	$138.9	$144.5	$131.2
Semisubmersibles	64.1	68.5	67.1	58.2	58.8
	$232.3	$215.7	$206.0	$202.7	$190.0
Reimbursable and Other Revenues (1)	11.0	11.7	8.8	8.3	11.7
Total Floaters	$243.3	$227.4	$214.8	$211.0	$201.7

Jackups (2)
HD Ultra-Harsh & Harsh Environment	$75.5	$54.1	$70.9	$92.9	$117.6
HD & SD Modern	68.8	67.9	70.4	62.4	59.0
SD Legacy	10.5	12.5	20.4	20.2	13.6
	$154.8	$134.5	$161.7	$175.5	$190.2
Reimbursable and Other Revenues (1)	11.1	10.1	8.1	6.3	5.7
Total Jackups	$165.9	$144.6	$169.8	$181.8	$195.9

Other
Leased and Managed Rigs	$40.1	$37.4	$39.1	$33.5	$33.4
Reimbursable and Other Revenues (1)	5.8	5.8	6.4	7.3	6.2
Total Other	$45.9	$43.2	$45.5	$40.8	$39.6

Total Operating Revenues	$455.1	$415.2	$430.1	$433.6	$437.2

Total Reimbursable and Other Revenues (1)	$27.9	$27.6	$23.3	$21.9	$23.6

Revenues Excluding Reimbursable and Other Revenues	$427.2	$387.6	$406.8	$411.7	$413.6

(1)Reimbursable and other revenues includes certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of contract intangibles.
(2)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ADJUSTED EBITDAR (1)
Active Fleet (2)	$129.3	$104.5	$100.4	$121.5	$137.2
Leased and Managed Rigs	27.2	24.9	25.4	22.3	22.0
	$156.5	$129.4	$125.8	$143.8	$159.2

Stacked Fleet (3)	(6.0)	(8.2)	(13.1)	(8.1)	(8.5)
	$150.5	$121.2	$112.7	$135.7	$150.7

Support costs
General and administrative expense	$24.2	$26.4	$24.4	$23.9	$19.2
Onshore support costs	35.4	35.4	33.5	32.8	30.2
	$59.6	$61.8	$57.9	$56.7	$49.4

Total	$90.9	$59.4	$54.8	$79.0	$101.3

Reactivation costs (4)	$50.9	$44.1	$26.3	$20.7	$17.8

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.
(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ADJUSTED EBITDAR (1)
Floaters
Drillships	$53.7	$44.4	$38.2	$38.8	$31.2
Semisubmersibles	25.4	30.9	28.2	20.4	27.8
	$79.1	$75.3	$66.4	$59.2	$59.0

Jackups
HD Ultra-Harsh & Harsh	$20.9	$6.1	$3.1	$31.4	$57.0
HD & SD - Modern	20.4	11.5	9.4	13.0	10.7
SD - Legacy	2.9	3.4	8.4	9.8	2.0
	$44.2	$21.0	$20.9	$54.2	$69.7

Total	$123.3	$96.3	$87.3	$113.4	$128.7

Other
Leased and Managed Rigs	$27.2	$24.9	$25.4	$22.3	$22.0

Total	$150.5	$121.2	$112.7	$135.7	$150.7

Support costs
General and administrative expense	$24.2	$26.4	$24.4	$23.9	$19.2
Onshore support costs	35.4	35.4	33.5	32.8	30.2
	$59.6	$61.8	$57.9	$56.7	$49.4

Total	$90.9	$59.4	$54.8	$79.0	$101.3

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ADJUSTED EBITDA (1)
Floaters
Drillships	$2.8	$0.3	$12.2	$18.5	$14.2
Semisubmersibles	25.4	30.8	28.0	20.0	27.0
	$28.2	$31.1	$40.2	$38.5	$41.2

Jackups
HD Ultra-Harsh & Harsh	$20.9	$6.1	$3.0	$31.4	$57.1
HD & SD - Modern	20.4	11.6	9.4	13.0	10.6
SD - Legacy	2.9	3.4	8.4	9.8	2.0
	$44.2	$21.1	$20.8	$54.2	$69.7

Total	$72.4	$52.2	$61.0	$92.7	$110.9

Other
Leased and Managed Rigs	$27.2	$24.9	$25.4	$22.3	$22.0

Total	$99.6	$77.1	$86.4	$115.0	$132.9

Support costs
General and administrative expense	$24.2	$26.4	$24.4	$23.9	$19.2
Onshore support costs	35.4	35.4	33.5	32.8	30.2
	$59.6	$61.8	$57.9	$56.7	$49.4

Total	$40.0	$15.3	$28.5	$58.3	$83.5

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	Nov 1, 2023	Aug 1, 2023	May 1, 2023	Feb 21, 2023	Oct 31, 2022
CONTRACT BACKLOG (1)
Floaters
Drillships	$1,726.5	$1,684.9	$1,499.0	$1,062.3	$995.1
Semisubmersibles	259.5	272.4	270.2	314.6	379.5
	$1,986.0	$1,957.3	$1,769.2	$1,376.9	$1,374.6
Jackups
HD Ultra-Harsh & Harsh	$327.9	$307.4	$277.7	$348.3	$185.1
HD & SD - Modern	406.8	366.8	317.7	341.1	395.3
SD - Legacy	186.9	118.4	119.7	52.9	82.3
	$921.6	$792.6	$715.1	$742.3	$662.7

Total	$2,907.6	$2,749.9	$2,484.3	$2,119.2	$2,037.3

Other
Leased and Managed Rigs	$250.5	$291.4	$318.9	$344.0	$223.3

Total	$3,158.1	$3,041.3	$2,803.2	$2,463.2	$2,260.6

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
AVERAGE DAILY REVENUE (1)
Floaters
Drillships	$288,000	$253,000	$239,000	$232,000	$240,000
Semisubmersibles	257,000	252,000	259,000	220,000	235,000
	$279,000	$252,000	$245,000	$229,000	$239,000
Jackups
HD Ultra-Harsh & Harsh	$116,000	$100,000	$126,000	$119,000	$136,000
HD & SD Modern	105,000	102,000	98,000	87,000	84,000
SD Legacy	83,000	81,000	76,000	74,000	74,000
	$108,000	$99,000	$104,000	$99,000	$109,000

Total	$171,000	$158,000	$154,000	$143,000	$150,000

Other
Leased and Managed Rigs	$44,000	$41,000	$44,000	$36,000	$38,000

Total	$134,000	$124,000	$124,000	$115,000	$121,000

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days. Beginning with the third quarter of 2023, we began presenting average daily revenue instead of the previously reported average day rate metric, which further excluded lump-sum revenues and amortization thereof. Average daily revenue is a more comprehensive measurement of our revenue-earning performance and more closely aligns with the calculation methodology used by our closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	58%	58%	59%	62%	54%
Semisubmersibles	54%	60%	57%	57%	54%
	57%	59%	58%	60%	54%
Jackups
HD Ultra-Harsh & Harsh	64%	55%	57%	77%	85%
HD & SD Modern	51%	52%	57%	55%	53%
SD Legacy	69%	78%	99%	99%	67%
	58%	55%	62%	68%	67%

Total	57%	56%	60%	65%	62%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	65%	65%	68%	72%	69%

Pro Forma Jackups (2)	65%	63%	68%	73%	72%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	63%	71%	77%	85%	74%
Semisubmersibles	90%	100%	96%	96%	91%
	70%	78%	82%	88%	79%
Jackups
HD Ultra-Harsh & Harsh	79%	67%	67%	85%	94%
HD & SD Modern	79%	81%	89%	86%	81%
SD Legacy	68%	78%	99%	99%	67%
	78%	74%	81%	87%	85%

Total	75%	76%	81%	87%	83%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Total	81%	82%	86%	90%	87%

Pro Forma Jackups (3)	81%	79%	83%	88%	86%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,012	1,001	990	1,012	1,012
Semisubmersibles	460	455	450	460	460
	1,472	1,456	1,440	1,472	1,472
Jackups
HD Ultra-Harsh & Harsh	1,012	990	990	1,012	1,012
HD & SD Modern	1,288	1,274	1,260	1,288	1,328
SD Legacy	184	199	270	276	276
	2,484	2,463	2,520	2,576	2,616

Total	3,956	3,919	3,960	4,048	4,088

Other
Leased and Managed Rigs	920	910	900	920	880

Total	4,876	4,829	4,860	4,968	4,968

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
AVAILABLE DAYS - ACTIVE FLEET (1)
Floaters
Drillships	920	819	751	736	736
Semisubmersibles	276	273	270	276	276
	1,196	1,092	1,021	1,012	1,012
Jackups
HD Ultra-Harsh & Harsh	828	808	841	920	920
HD & SD Modern	828	819	810	828	868
SD Legacy	184	199	270	276	276
	1,840	1,826	1,921	2,024	2,064

Total	3,036	2,918	2,942	3,036	3,076

Other
Leased and Managed Rigs	920	910	900	920	880

Total	3,956	3,828	3,842	3,956	3,956

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
OPERATING DAYS (1)
Floaters
Drillships	584	583	581	623	546
Semisubmersibles	249	272	258	264	251
	833	855	839	887	797
Jackups
HD Ultra-Harsh & Harsh	652	540	564	778	862
HD & SD Modern	654	663	718	713	700
SD Legacy	126	155	268	273	184
	1,432	1,358	1,550	1,764	1,746

Total	2,265	2,213	2,389	2,651	2,543

Other
Leased and Managed Rigs	920	910	900	920	881

Total	3,185	3,123	3,289	3,571	3,424

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
REVENUE EFFICIENCY (1)
Floaters
Drillships	89%	95%	97%	96%	90%
Semisubmersibles	93%	100%	100%	100%	100%
	90%	96%	98%	97%	93%
Jackups
HD Ultra-Harsh & Harsh	99%	99%	100%	96%	99%
HD & SD Modern	97%	98%	100%	99%	97%
SD Legacy	99%	100%	99%	100%	100%
	98%	99%	100%	98%	98%

Total	94%	97%	99%	98%	96%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Active Fleet (1)
Floaters
Drillships	10	9	9	8	8
Semisubmersibles	3	3	3	3	3
	13	12	12	11	11
Jackups
HD Ultra-Harsh & Harsh	9	9	9	10	10
HD & SD Modern	9	9	9	9	9
SD Legacy	2	2	3	3	3
	20	20	21	22	22

Total Active Fleet	33	32	33	33	33

Stacked Fleet
Floaters
Drillships (2)	1	2	2	3	3
Semisubmersibles	2	2	2	2	2
	3	4	4	5	5
Jackups
HD Ultra-Harsh & Harsh	2	2	2	1	1
HD & SD Modern	5	5	5	5	5
	7	7	7	6	6

Total Stacked Fleet	10	11	11	11	11

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	7	7	7	7	7
Total Leased Rigs	8	8	8	8	8

Total	51	51	52	52	52

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to take delivery by year-end 2023.
(3)Leased rigs and managed rigs included in Other reporting segment.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Cash	$110.3	$100.6	$101.2	$176.2	$173.5
Other current assets	191.2	188.3	189.3	140.6	145.6
Non-current assets	915.3	879.6	830.2	818.1	800.9
Total assets	$1,216.8	$1,168.5	$1,120.7	$1,134.9	$1,120.0

Current liabilities	$173.6	$122.6	$68.5	$86.3	$87.3
Non-current liabilities	886.2	887.5	887.4	884.6	879.5
Total liabilities	$1,059.8	$1,010.1	$955.9	$970.9	$966.8

Shareholders' equity	$157.0	$158.4	$164.8	$164.0	$153.2

Total liabilities and shareholders' equity	$1,216.8	$1,168.5	$1,120.7	$1,134.9	$1,120.0

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Revenues	$121.5	$117.8	$123.6	$120.4	$111.4
Operating expenses
Contract drilling (exclusive of depreciation)	92.0	95.0	90.9	85.5	90.0
Depreciation	15.8	15.6	15.0	16.1	15.4
General and administrative	5.6	5.7	4.6	5.6	4.7
Operating income	$8.1	$1.5	$13.1	$13.2	$1.3
Other expense, net	9.0	8.8	10.4	1.8	2.7
Provision (benefit) for income taxes	0.4	—	1.9	0.7	(0.1)
Net income (loss)	$(1.3)	$(7.3)	$0.8	$10.7	$(1.3)

EBITDA	$23.9	$17.1	$28.1	$29.3	$16.7

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS

	As of
(In millions)	Nov 1, 2023	Aug 1, 2023	May 1, 2023	Feb 21, 2023	Oct 31, 2022
CONTRACT BACKLOG (1)
Owned Rigs	$1,547.0	$686.3	$747.7	$794.3	$870.7
Leased Rigs	743.7	815.0	884.7	937.5	473.3
Total	$2,290.7	$1,501.3	$1,632.4	$1,731.8	$1,344.0

(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
AVERAGE DAILY REVENUE (1)
Owned Rigs	$91,000	$90,000	$99,000	$95,000	$96,000
Leased Rigs (2)	98,000	98,000	98,000	91,000	91,000
Total	$95,000	$95,000	$98,000	$93,000	$93,000

UTILIZATION (3)
Owned Rigs	91%	83%	91%	96%	86%
Leased Rigs (2)	95%	98%	95%	91%	92%
Total	93%	91%	93%	93%	89%

REVENUE EFFICIENCY (4)
Owned Rigs	99%	95%	98%	97%	98%
Leased Rigs (2)	97%	99%	95%	93%	96%
Total	98%	97%	96%	95%	97%

NUMBER OF RIGS (AT QUARTER END) (5)
Owned Rigs	7	7	7	7	7
Leased Rigs (2)	8	8	8	8	8
Total	15	15	15	15	15

AVAILABLE DAYS (6)
Owned Rigs	644	637	630	644	644
Leased Rigs (2)	736	728	720	736	696
Total	1,380	1,365	1,350	1,380	1,340

OPERATING DAYS (7)
Owned Rigs	585	532	575	618	553
Leased Rigs (2)	697	713	683	672	640
Total	1,282	1,245	1,258	1,290	1,193

(1)Average daily revenue is derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of operating days.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Rig count for owned rigs excludes two rigs under construction, the first of which was delivered in October 2023 and the second is expected to be delivered in the first quarter of 2024.
(6)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(7)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, other (income) expense, depreciation expense, amortization, loss on impairment and equity in (earnings) losses of ARO. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

In the second quarter 2023, Valaris changed its Adjusted EBITDA and Adjusted EBITDAR calculations to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Adjusted EBITDA and Adjusted EBITDAR for all comparative periods have been revised using the new methodology to consistently reflect this change.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its third quarter 2023 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023

VALARIS
Net income (loss)	$17.0	$(27.3)
Add (subtract):
Income tax expense	10.7	24.5
Interest expense	19.4	16.7
Other income	(30.5)	(23.8)
Operating income (loss)	$16.6	$(9.9)
Add (subtract):
Depreciation expense	25.8	24.5
Equity in (earnings) losses of ARO	(2.4)	0.7
Adjusted EBITDA (1)	$40.0	$15.3
(1)Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023

ARO
Net loss	$(1.3)	$(7.3)
Add:
Income tax expense	0.4	—
Other expense, net	9.0	8.8
Operating income	$8.1	$1.5
Add:
Depreciation expense	15.8	15.6
EBITDA	$23.9	$17.1

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	Sep 30, 2023	Jun 30, 2023
FLOATERS
Net income	$14.5	$17.9
Subtract:
Other income	(0.6)	(0.3)
Operating income	$13.9	$17.6
Add (subtract):
Depreciation	14.2	13.6
Other costs	0.1	(0.1)
Adjusted EBITDA (1)	$28.2	$31.1
Add:
Reactivation costs	50.9	44.2
Adjusted EBITDAR (1)	$79.1	$75.3

JACKUPS
Net income	$34.4	$39.1
Add (subtract):
Other income	(0.4)	(27.6)
Operating income	$34.0	$11.5
Add:
Depreciation	10.2	9.6
Other costs	—	—
Adjusted EBITDA (1)	$44.2	$21.1
Add (subtract):
Reactivation costs	—	(0.1)
Adjusted EBITDAR (1)	$44.2	$21.0

OTHER
Net income	$25.8	$23.8
Operating income	$25.8	$23.8
Add (subtract):
Depreciation	1.3	1.2
Other costs	0.1	(0.1)
Adjusted EBITDA (1)	$27.2	$24.9
Adjusted EBITDAR (1)	$27.2	$24.9
(1)Starting from the second quarter 2023, our Adjusted EBITDA and Adjusted EBITDAR calculation were changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ACTIVE FLEET (1)
Net income	$57.5	$68.2	$55.4	$79.9	$98.8
Add (subtract):
Other income	(1.0)	(27.4)	—	(0.9)	—
Operating income	$56.5	$40.8	$55.4	$79.0	$98.8
Add (subtract):
Reactivation costs	50.9	44.1	26.3	20.7	17.8
Depreciation	21.9	19.6	18.9	21.9	20.8
Support and other costs	—	—	(0.2)	(0.1)	(0.2)
Adjusted EBITDAR (2)	$129.3	$104.5	$100.4	$121.5	$137.2

LEASED AND MANAGED RIGS
Net income	$25.8	$23.8	$24.0	$21.2	$20.7
Subtract:
Other income	—	—	—	—	(0.1)
Operating income	$25.8	$23.8	$24.0	$21.2	$20.6
Add (subtract):
Depreciation	1.3	1.2	1.3	1.3	1.3
Support and other costs	0.1	(0.1)	0.1	(0.2)	0.1
Adjusted EBITDAR (2)	$27.2	$24.9	$25.4	$22.3	$22.0

STACKED FLEET
Net loss	$(8.6)	$(11.7)	$(15.8)	$(6.9)	$(11.1)
Add (subtract):
Other (income) expense	—	—	(0.5)	(3.9)	0.1
Operating loss	$(8.6)	$(11.7)	$(16.3)	$(10.8)	$(11.0)
Add (subtract):
Depreciation	2.5	3.6	3.2	2.7	2.6
Support and other costs	0.1	(0.1)	—	—	(0.1)
Adjusted EBITDAR (2)	$(6.0)	$(8.2)	$(13.1)	$(8.1)	$(8.5)

TOTAL FLEET
Net income	$74.7	$80.3	$63.6	$94.2	$108.4
Subtract:
Other income	(1.0)	(27.4)	(0.5)	(4.8)	—
Operating income	$73.7	$52.9	$63.1	$89.4	$108.4
Add (subtract):
Reactivation costs	50.9	44.1	26.3	20.7	17.8
Depreciation	25.7	24.4	23.4	25.9	24.7
Support and other costs	0.2	(0.2)	(0.1)	(0.3)	(0.2)
Adjusted EBITDAR (2)	$150.5	$121.2	$112.7	$135.7	$150.7

(1)Active fleet represents rigs that are not preservation stacked and includes rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense. Starting in the second quarter 2023, our Adjusted EBITDAR calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
DRILLSHIPS
Net income (loss)	$(9.9)	$(12.0)	$0.4	$7.3	$2.4
Add (subtract):
Other income	(0.6)	(0.4)	(0.3)	(0.9)	—
Operating income (loss)	(10.5)	(12.4)	0.1	6.4	2.4
Add (subtract):
Depreciation	13.2	12.8	12.2	12.1	11.9
Other	0.1	(0.1)	(0.1)	—	(0.1)
Adjusted EBITDA (1)	$2.8	$0.3	$12.2	$18.5	$14.2

SEMISUBMERSIBLES
Net income	$24.4	$29.9	$27.1	$19.3	$26.2
Add (subtract):
Other (income) expense	—	0.1	—	(0.2)	—
Operating income	24.4	30.0	27.1	19.1	26.2
Add:
Depreciation	1.0	0.8	0.9	0.8	0.8
Other	—	—	—	0.1	—
Adjusted EBITDA (1)	$25.4	$30.8	$28.0	$20.0	$27.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
HD ULTRA-HARSH & HARSH JACKUPS
Net income (loss)	$15.4	$0.4	$(2.5)	$29.3	$51.7
Add (subtract):
Other (income) expense	(0.2)	—	(0.1)	(3.5)	0.1
Operating income (loss)	15.2	0.4	(2.6)	25.8	51.8
Add (subtract):
Depreciation	5.7	5.7	5.8	5.7	5.7
Other	—	—	(0.2)	(0.1)	(0.4)
Adjusted EBITDA (1)	$20.9	$6.1	$3.0	$31.4	$57.1

HD & SD MODERN JACKUPS
Net income	$17.7	$8.9	$7.2	$8.8	$6.5
Subtract:
Other income	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)
Operating income	17.5	8.8	7.1	8.7	6.4
Add (subtract):
Depreciation and amortization	2.9	2.9	2.4	4.4	4.2
Other	—	(0.1)	(0.1)	(0.1)	—
Adjusted EBITDA (1)	$20.4	$11.6	$9.4	$13.0	$10.6

SD LEGACY JACKUPS
Net income	$1.3	$29.8	$7.4	$8.3	$0.9
Add (subtract):
Other (income) expense	—	(27.5)	—	(0.1)	0.1
Operating income	1.3	2.3	7.4	8.2	1.0
Add:
Depreciation	1.6	1.0	0.9	1.6	1.0
Other	—	0.1	0.1	—	—
Adjusted EBITDA (1)	$2.9	$3.4	$8.4	$9.8	$2.0

(1)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense. Starting from the second quarter 2023, our Adjusted EBITDA calculation was changed to include amortization associated with deferred mobilization and contract preparation revenues and costs and deferred capital upgrade revenues to better reflect the earnings profile of our operations and more closely align with the calculation methodology used by Valaris' closest offshore drilling peers. Prior periods were adjusted to conform with the current period presentation.